Exhibit 23

               Consent of Independent Certified Public Accountants

Board of Directors
Ventures-National, Inc.
(dba Titan General Holdings, Inc.)

We consent to the incorporation by reference of our independent auditors' report dated December 2, 2003 on the consolidated balance sheet as of August 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended August 31, 2003 and August 31, 2002, included in this Form 10K-SB, into the Company's previously filed Registration Statements (File no. 333-110732, 333-107497, 333-102697,
333-104365, 333-99167)



/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
December 10, 2003